UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 5, 2024

Blue Dolphin Energy Company
(Exact name of registrant as specified in its charter)

Delaware	0-15905	73-1268729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Travis Street, Suite 2100

Houston, TX 77002

(Address of principal executive office and zip code)

(713) 568-4725

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BDCO	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2023, Lazarus Energy, LLC, a wholly-owned subsidiary of Blue Dolphin Energy Company (“Blue Dolphin”), entered into a Crude Oil Contract (the “Crude Supply Agreement”) with MV Purchasing, LLC (“MVP”). Under the Crude Supply Agreement, MVP will supply the Nixon facility with up to 100% of its capacity for crude oil at market prices. The initial term of the agreement commenced on January 1, 2024 (the “Effective Date”) and will end on March 31, 2024. At the end of the initial term and each subsequent term, the agreement will automatically renew for a 90-day period. Each party may terminate the agreement upon 60 days’ prior written notice.

In addition to the Crude Supply Agreement, MVP entered into a Terminal Services Agreement (the “TSA”) with Nixon Product Storage, LLC, also a wholly-owned subsidiary of Blue Dolphin, effective January 1, 2024, to store crude oil at the Nixon facility. The term of the TSA shall run in parallel with the Crude Supply Agreement. Further, the TSA shall terminate automatically upon termination or expiration of the Crude Supply Agreement.

Each of the Crude Supply Agreement and TSA also contain customary and typical general terms and conditions for transactions of this nature.

The foregoing descriptions of the Crude Supply Agreement and TSA are qualified in their entirety by reference to the text of the agreements, copies of which will be filed as exhibits to Blue Dolphin’s Annual Report on Form 10-K for the year ending December 31, 2023.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2024

Blue Dolphin Energy Company

/s/ JONATHAN P. CARROLL
Jonathan P. Carroll Chief Executive Officer, President, Assistant Treasurer and Secretary (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

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